SCHEDULE 14A INFORMATION
                   PROXY STATEMENT PURSUANT TO SECTION 14(A)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

  Filed by the Registrant {X}

  Filed by a Party other than the Registrant {_}

  Check the appropriate box:
  {_}  Preliminary Proxy Statement
  {_} Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
  {_}  Definitive Proxy Statement
  {X}  Definitive Additional Materials
  { }  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      GREAT WESTERN FINANCIAL CORPORATION
                   -----------------------------------------
                (Name of Registrant as Specified in Its Charter)

                   -----------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

  Payment of Filing Fee (Check the appropriate box):

  {X}  No fee required.

  {_}  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       (1)  Title of each class of securities to which transaction applies:

       (2)  Aggregate number of securities to which transaction applies:

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): ___

       (4)  Proposed maximum aggregate value of transactions: ________________

       (5)  Total fee paid.
  --------
  {_}  Fee paid previously with preliminary materials.

  {_} Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1)  Amount Previously Paid: __________________________________________

       (2)  Form, Schedule or Registration Statement No.: ____________________

       (3)  Filing Party: ____________________________________________________

       (4)  Date Filed: ______________________________________________________


                           [Great Western Letterhead]

            COURT CONFIRMS JUNE 13 VOTE ON WASHINGTON MUTUAL MERGER
                   - AHMANSON TERMINATES ITS MERGER PROPOSAL -

                                                       June 4, 1997

          Dear Great Western Stockholder:

                    Yesterday, the Delaware Chancery Court
          completely rejected Ahmanson's attempt to delay your vote on the Great Western/Washington Mutual merger. The
          Special Meeting of stockholders will now proceed as scheduled on June 13.

                    In response to the Court's decision, Ahmanson announced today that it had withdrawn its proposal to acquire Great Western.

                    The combination of these two significant events moves Great Western considerably closer to the prompt and successful completion of the Washington Mutual merger. With your vote, and regulatory approvals which are expected shortly, the merger could be completed and you could receive your Washington Mutual shares in a matter of weeks.

               Approval of the Washington Mutual merger requires the affirmative vote of the holders of a majority of Great Western's outstanding stock. Even though Ahmanson has withdrawn its proposal, your vote remains very important. We urge you to sign, date and return BOTH the enclosed GREEN and GOLD proxy cards today. Please use:

               o The GREEN proxy card to vote FOR the Washington Mutual merger at the Special Meeting, and

               o The GOLD proxy card to vote FOR the Board's nominees at the Annual Meeting.

                    Once again, we thank you for your continued trust and support.

                                   Sincerely,

               /s/ John F. Maher        /s/ James F. Montgomery
               John F. Maher            James F. Montgomery
                President and Chief      Chairman of the Board
                Executive Officer


                             IMPORTANT INFORMATION

          If your shares are held through a broker or bank, only your broker or bank can vote your shares, and only upon receipt of your specific instructions. Please return BOTH the GREEN and GOLD proxy cards to your broker or bank today. Please note that certain "Street-Name" holders may be receiving only the GREEN proxy card with this letter, and will be receiving the GOLD proxy card under separate cover.

          If you have questions or need assistance in voting your shares, please contact the firm assisting us in the solicitation of proxies for both the Special and Annual
          Meetings:

                                   GEORGESON
                                & COMPANY INC.
                               WALL STREET PLAZA
                           NEW YORK, NEW YORK  10005

                           TOLL-FREE:  800-223-2064
                      BANKS & BROKERS CALL:  212-440-9800